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EXHIBIT 2


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                                                                                                 [LOGO] Computershare

                                                                                                    INVESTOR SERVICES

August 29, 2003                                             Computershare Trust Company of Canada
                                                                                   100 University
Avenue                                                                           Toronto, Ontario
                                                                                          M5J 2Y1
To:    Alberta Securities Commission                                     Telephone 1-800-663-9097   CANADA
                                                                            www.computershare.com   Australia
       British Columbia Securities Commission                                                       Channel Islands
       Manitoba Securities Commission                                                               Hong Kong
       Office of the Administrator, New Brunswick                                                   Germany
       Securities Commission of Newfoundland                                                        Ireland
       Nova Scotia Securities Commission                                                            New Zealand
       Ontario Securities Commission                                                                Philippines
       Registrar of Securities, Prince Edward Island                                                South Africa
       Commission des valeurs mobilieres du Quebec                                                  United Kingdom
       Saskatchewan Securities Commission                                                           USA
       Securities Registry, Government of the Northwest Territories
       Registrar of Securities, Government of the Yukon Territories
       Nunavut Legal Registry
       The Toronto Stock Exchange
       Industry Canada
       U.S. Securities & Exchange Commission
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Dear Sirs:

Subject:     Breakwater Resources Ltd.
--------

We confirm that the following English material was sent by pre-paid mail on August 27, 2003 to all holders of Common shares of the subject Corporation whose names appear on the Corporation's Supplemental Mailing List in compliance with current securities legislation requirements.

     1. Breakwater Resources Ltd. 2003 Second Quarter Interim Report (Including Management's Discussion and Analysis of Financial Conditions and Results of Operations)

In compliance with regulations made under the Securities Act, we are providing this confirmation to you in our capacity as agent for the subject Corporation.

Yours truly,


(Signed)
Gary Hyshka
Assistant Account Manager
Stock Transfer Services
(416) 263-9493
(416) 981-9800 Fax

c.c. E Ann Wilkinson, Breakwater Resources Ltd.